Exhibit 99.1

FBL Financial Group Reports Second Quarter 2003 Results

    WEST DES MOINES, Iowa--(BUSINESS WIRE)--July 30, 2003--FBL
Financial Group, Inc. (NYSE:FFG)





Financial Highlights
(Dollars in thousands, except per share data)
----------------------------------------------------------------------
                                                Three Months Ended
                                                     June 30,
                                                2003          2002
                                            --------------------------
Net income applicable to common stock            $20,513      $10,890
Operating income applicable to common stock       17,948       13,355
Earnings per common share (assuming
 dilution):
     Net income                                     0.72         0.39
     Operating income                               0.63         0.47
----------------------------------------------------------------------


    FBL Financial Group, Inc. (NYSE:FFG) today announced that diluted net income per common share totaled $0.72 ($20,513,000) for the quarter ended June 30, 2003, compared to $0.39 ($10,890,000) in the year ago quarter. Net income includes the impact of realized gains on investments of $0.09 per share in the second quarter of 2003 and realized losses on investments of $0.08 per share in the second quarter of 2002.
    Operating Income(a). Operating income, which excludes the impact of realized gains and losses on investments, totaled $17,948,000 for the quarter ended June 30, 2003, versus $13,355,000 in the second quarter of 2002. Diluted operating income per common share totaled $0.63 in the second quarter of 2003, a 34 percent increase over $0.47 in the second quarter of 2002. Operating income in the second quarter of 2003 includes a $0.06 per share contribution from FBL's coinsurance agreement with American Equity Investment Life Insurance Company compared to a $0.01 per share contribution in the second quarter of 2002.
    (a) In addition to net income, FBL Financial Group has consistently utilized operating income, a non-GAAP financial measure commonly used in the life insurance industry, as a primary economic measure to evaluate its financial performance. Operating income equals net income adjusted to eliminate the impact of realized gains and losses on investments. Because realized gains and losses on investments may fluctuate greatly from quarter to quarter, FBL believes a measure excluding their impact is useful in analyzing core operating trends. FBL believes the combined presentation and evaluation of operating income, together with net income, provides information that may enhance an investor's understanding of FBL's underlying results and profitability. A reconciliation of net income to operating income is provided in the accompanying tables.
    Commenting on FBL's second quarter results, Chief Executive Officer Bill Oddy stated, "This was an exceptional quarter for FBL with record operating income. Prepayment fee income boosted our investment income, our traditional life and fixed annuity business produced strong results, and equity income from our limited partnership investments grew. Based on these impressive results for the first half of the year, we are revising our operating income guidance upward to $2.15-$2.20 per common share for the full year 2003 from our previous guidance of $1.97-$2.07."
    "Despite the outstanding quarter, we are not without our challenges. After experiencing increasing production from our Farm Bureau sales force over the last several quarters, sales moderated during the quarter, and premiums collected were not as high as the very strong levels achieved in the second quarter of 2002 due to a decrease in variable premiums. Also, like others in our industry, we at FBL are challenged to maintain our investment spreads in this low interest rate environment and are utilizing interest rate swaps, as appropriate, in the asset liability management process for our fixed annuity portfolio."
    Product Revenues Up Five Percent. Premiums and product charges for the second quarter of 2003 increased five percent to $56,148,000 compared to $53,463,000 in the second quarter of 2002. Interest sensitive product charges and traditional life insurance premiums each increased five percent.
    Premiums collected totaled $314,574,000 in the second quarter of 2003, which includes $175,098,000 assumed under the coinsurance agreement with American Equity. Excluding the impact of the American Equity coinsurance agreement, collected premiums decreased two percent, with the traditional annuity segment increasing 14 percent, the traditional and universal life insurance segment increasing three percent and the variable segment decreasing 29 percent. In the second quarter of 2002, premiums assumed from American Equity totaled $234,992,000.
    Investment Income. Net investment income in the second quarter of 2003 increased over 20 percent to $99,970,000 compared to $82,977,000 in the second quarter of 2002. This increase is due to an increase in average invested assets, resulting primarily from cash received in 2002 and the first half of 2003 pursuant to the American Equity coinsurance agreement and sales from FBL's core Farm Bureau distribution force. The annualized yield earned on average invested assets was 7.20 percent for the six months ended June 30, 2003, compared to 7.25 percent for the same period of 2002. The 2003 yield reflects the impact of a decline in market interest rates, partially offset by an increase in investment fee income. Fee income from bond calls and mortgage loan prepayments totaled $3,994,000 in the second quarter of 2003 compared to less than $100,000 in the second quarter of 2002.
    Derivative Income. FBL's derivative income totaled $10,708,000 in the second quarter of 2003, compared to a derivative loss of $8,655,000 in the second quarter of 2002. The increase in 2003 derivative income is due primarily to the unrealized appreciation of the bond and stock indexes underlying the call options purchased to fund returns on equity-indexed annuities assumed from American Equity. Gains and losses on call options and proceeds from option settlements are partially offset by changes in the value of the embedded derivatives in the underlying equity-indexed contracts and index credits to the contract holder, which are recorded as a component of interest sensitive product benefits.
    Realized Gains on Investments. In the second quarter of 2003, FBL recognized net realized gains on investments of $4,516,000, compared to net realized losses on investments of $5,823,000 in the second quarter of 2002. Second quarter 2003 realized gains include realized gains from sales of securities of $7,301,000, realized losses from sales of securities of $341,000 and realized losses from the write-down of securities that became other-than-temporarily impaired of $2,444,000.
    Benefits and Expenses. Benefits and expenses totaled $143,952,000 in the second quarter of 2003, compared to $108,285,000 in the second quarter of 2002. This increase is due primarily to an increase in the volume of business in force resulting from the coinsurance agreement with American Equity. Additionally, death benefits for the second quarter of 2003 were higher than the second quarter of 2002, but still within a reasonable range. Partially offsetting these increases was the impact of reductions in dividend and interest crediting rates on many products throughout 2002 and 2003.
    Income from Equity Investments. Equity income, net of related income taxes, was $1,438,000 in the second quarter of 2003, compared to $679,000 in the second quarter of 2002. Equity income in the second quarter of 2003 includes $945,000 of income, net of taxes, from FBL's 32 percent ownership interest in American Equity Investment Life Holding Company. Included in equity income is FBL's share of income and losses from investments in various partnerships and joint ventures, the majority of which are booked a quarter in arrears. Due to the nature of investment partnerships, it is not unusual to experience fluctuations on a quarter-to-quarter basis.
    Operating Results by Segment. FBL's favorable operating results for the second quarter of 2003 were driven by strong increases in the traditional annuity and traditional and universal life insurance segments. Further detail by segment is provided in FBL's financial supplement, which is available on FBL's web site, www.fblfinancial.com.
    Assets Total $7.4 Billion. Total assets increased $634 million to $7.4 billion at June 30, 2003, from $6.8 billion at December 31, 2002. At June 30, 2003, 94 percent of the fixed maturity securities in FBL's investment portfolio were investment grade debt securities. Book value per common share, with securities at market, increased 12 percent to $26.44 at June 30, 2003, from $23.71 at December 31, 2002.
    Conference Call. FBL management will hold a conference call with investors to discuss second quarter 2003 results. The call will be held tomorrow, July 31, 2003, at 11 a.m. Eastern Time. The call will be webcast over the Internet, and a replay will be available on FBL's web site, www.fblfinancial.com.
    The statements in this release concerning FBL's prospects for the future are forward-looking statements that involve certain risks and uncertainties, including the continued acceptance of FBL's insurance products by customers, the continued success of FBL's marketing efforts, the marketing success of FBL's alliance partners, and fluctuations in mortality experience and investment results. These forward-looking statements are based on assumptions which FBL Financial Group believe to be reasonable. No assurance can be given that the assumptions will prove to be correct, and the difference between assumptions and actual results could be material.
    FBL Financial Group (www.fblfinancial.com) is a holding company whose primary operating subsidiaries are Farm Bureau Life Insurance Company and EquiTrust Life Insurance Company. FBL underwrites, markets and distributes life insurance, annuities and mutual funds to individuals and small businesses. In addition, FBL manages all aspects of three Farm Bureau affiliated property-casualty insurance companies for a management fee. FBL's three-pronged growth strategy includes (1) internal growth within its traditional Farm Bureau distribution network, (2) alliances and relationships with other companies and (3) consolidations.

                - FINANCIAL INFORMATION FOLLOWS -




                       FBL FINANCIAL GROUP, INC.
             CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
             (Dollars in thousands, except per share data)

                                                 Three months ended
                                                      June 30,
                                                  2003        2002
                                               ----------- -----------
REVENUES
 Interest sensitive product charges               $20,628     $19,608
 Traditional life insurance premiums               35,281      33,677
 Accident and health premiums                         239         178
 Net investment income                             99,970      82,977
 Derivative income (loss)                          10,708      (8,655)
 Realized gains (losses) on investments             4,516      (5,823)
 Other income                                       4,422       4,338
                                               ----------- -----------
   Total revenues                                 175,764     126,300
BENEFITS AND EXPENSES
 Interest sensitive product benefits               71,706      42,958
 Traditional life insurance and accident and
  health benefits                                  18,996      19,286
 Increase in traditional life and accident and
  health future policy benefits                    10,996      11,659
 Distributions to participating policyholders       6,583       7,696
 Underwriting, acquisition and insurance
  expenses                                         31,773      23,681
 Interest expense                                     108         181
 Other expenses                                     3,790       2,824
                                               ----------- -----------
   Total benefits and expenses                    143,952     108,285
                                               ----------- -----------
                                                   31,812      18,015
Income taxes                                      (10,470)     (5,450)
Minority interest in earnings of subsidiaries:
 Dividends on company-obligated mandatorily
  redeemable preferred stock of subsidiary
  trust                                            (1,212)     (1,212)
 Other                                                 61         (62)
Equity income, net of related income taxes          1,438         679
                                               ----------- -----------
Net income                                         21,629      11,970
Dividends on Series B and C preferred stock        (1,116)     (1,080)
                                               ----------- -----------
Net income applicable to common stock             $20,513     $10,890
                                               =========== ===========

Earnings per common share - assuming dilution       $0.72       $0.39
                                               =========== ===========

Weighted average common shares                 27,897,773  27,599,815
Effect of dilutive securities                     469,649     625,877
                                               ----------- -----------
Weighted average common shares - diluted       28,367,422  28,225,692
                                               =========== ===========


                       FBL FINANCIAL GROUP, INC.
             CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
             (Dollars in thousands, except per share data)

                                                  Six months ended
                                                      June 30,
                                                  2003        2002
                                               ----------- -----------
REVENUES
 Interest sensitive product charges               $41,250     $38,380
 Traditional life insurance premiums               66,654      63,140
 Accident and health premiums                         326         270
 Net investment income                            197,917     162,514
 Derivative income (loss)                           5,635      (9,437)
 Realized losses on investments                    (1,116)     (3,577)
 Other income                                       8,431       8,797
                                               ----------- -----------
   Total revenues                                 319,097     260,087
BENEFITS AND EXPENSES
 Interest sensitive product benefits              125,786      91,226
 Traditional life insurance and accident and
  health benefits                                  38,631      36,668
 Increase in traditional life and accident and
  health future policy benefits                    18,393      19,504
 Distributions to participating policyholders      14,239      15,667
 Underwriting, acquisition and insurance
  expenses                                         64,653      48,372
 Interest expense                                     226         358
 Other expenses                                     7,314       6,100
                                               ----------- -----------
   Total benefits and expenses                    269,242     217,895
                                               ----------- -----------
                                                   49,855      42,192
Income taxes                                      (16,083)    (13,121)
Minority interest in earnings of subsidiaries:
 Dividends on company-obligated mandatorily
  redeemable preferred stock of subsidiary
  trust                                            (2,425)     (2,425)
 Other                                                 11         (95)
Equity income (loss), net of related income
 taxes                                              2,217      (1,036)
                                               ----------- -----------
Net income                                         33,575      25,515
Dividends on Series B and C preferred stock        (2,222)     (2,151)
                                               ----------- -----------
Net income applicable to common stock             $31,353     $23,364
                                               =========== ===========

Earnings per common share - assuming dilution       $1.11       $0.83
                                               =========== ===========

Weighted average common shares                 27,861,670  27,538,285
Effect of dilutive securities                     460,009     571,231
                                               ----------- -----------
Weighted average common shares - diluted       28,321,679  28,109,516
                                               =========== ===========


                       FBL FINANCIAL GROUP, INC.
     RECONCILIATION OF NET INCOME TO OPERATING INCOME (Unaudited)
             (Dollars in thousands, except per share data)

                                                   Three months ended
                                                        June 30,
                                                     2003      2002
                                                   --------- ---------

Net income applicable to common stock               $20,513   $10,890
Adjustment:
 Net realized (gains) losses on investments (1)      (2,565)    2,465
                                                   --------- ---------
Operating income applicable to common stock         $17,948   $13,355
                                                   ========= =========

Operating earnings per common share - assuming
 dilution                                             $0.63     $0.47
                                                   ========= =========

                                                    Six months ended
                                                        June 30,
                                                     2003      2002
                                                   --------- ---------

Net income applicable to common stock               $31,353   $23,364
Adjustment:
 Net realized losses on investments (1)                 990     1,424
                                                   --------- ---------
Operating income applicable to common stock         $32,343   $24,788
                                                   ========= =========

Operating earnings per common share - assuming
 dilution                                             $1.14     $0.88
                                                   ========= =========
 (1) Net of adjustments for that portion of amortization of deferred policy acquisition costs, unearned revenue reserve, value of insurance in force acquired and income taxes attributable to such (gains) losses.



                       FBL FINANCIAL GROUP, INC.
           CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
             (Dollars in thousands, except per share data)

                                               June 30,   December 31,
                                                 2003         2002
                                             ------------ ------------
Assets
Investments                                   $6,064,492   $5,387,369
Cash and cash equivalents                        119,684      263,011
Deferred policy acquisition costs                502,746      468,793
Other assets                                     353,763      332,559
Assets held in separate accounts                 392,708      347,717
                                             ------------ ------------
Total assets                                  $7,433,393   $6,799,449
                                             ============ ============

Liabilities and stockholders' equity
Policy liabilities and accruals               $5,299,009   $4,856,207
Other policyholders' funds                       494,030      462,113
Debt                                              40,000       40,000
Other liabilities                                282,958      249,325
Liabilities related to separate accounts         392,708      347,717
                                             ------------ ------------
Total liabilities                              6,508,705    5,955,362

Minority interest in subsidiaries                 97,086       97,210
Series C redeemable preferred stock               86,978       85,514

Stockholders' equity                             740,624      661,363
                                             ------------ ------------
Total liabilities and stockholders' equity    $7,433,393   $6,799,449
                                             ============ ============

Book Value Per Share, securities at market        $26.44       $23.71
                                             ============ ============
Book Value Per Share, securities at cost (2)      $21.20       $20.28
                                             ============ ============

Common Shares Outstanding                     27,902,063   27,771,269
                                             ============ ============

(2) Book value per share with securities at cost, a non-GAAP financial measure, is based on stockholders' equity excluding the effect of accumulated other comprehensive income, which was $146.2 million at June 30, 2003 and $95.1 million at December 31, 2002. Since accumulated other comprehensive income fluctuates from quarter to quarter due to unrealized changes in the fair market value of investments caused principally by changes in market interest rates, FBL believes this non-GAAP financial measure provides useful supplemental information.

    CONTACT: FBL Financial Group, Inc., West Des Moines
             Jim Noyce, 515-225-5599
             jnoyce@fbfs.com